UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 3, 2017
  ______________________________________________________
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

1201 Louisiana St., Suite 3400 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507
 ______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02.	Results of Operations and Financial Condition.

In accordance with General Instruction B.2. of Form 8-K, the following information and the exhibit referenced therein are being furnished pursuant to Item 2.02 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

On August 8, 2017, Natural Resource Partners L.P. announced via press release its earnings and operating results for the second quarter of 2017. A copy of NRP’s press release is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2017, Natural Resource Partners L.P. (“NRP”) announced that Wyatt L. Hogan resigned from his position as President and Chief Operating Officer of GP Natural Resource Partners LLC, the general partner of the general partner of NRP (“GP LLC”). Effective August 8, 2017, Craig W. Nunez, who previously served as Chief Financial Officer and Treasurer of GP LLC, became President and Chief Operating Officer of GP LLC. In addition, effective August 8, 2017, Christopher J. Zolas, who previously served as Chief Accounting Officer of GP LLC, will become Chief Financial Officer and Treasurer of GP LLC. Neither Mr. Nunez nor Mr. Zolas have any family relationships with any director or executive officer of NRP or any person nominated or chosen to become a director or executive officer of NRP.

Mr. Hogan notified the Board of his resignation on August 3, 2017.  Following his resignation on August 8, 2017, Mr. Hogan will continue to be employed by Quintana Minerals Corporation (“Quintana”), a company controlled by Corbin J. Robertson, Jr., NRP’s Chairman and Chief Executive Officer pursuant to an employment agreement to be entered into with Quintana.  Quintana is the employer of all personnel providing services to NRP in Houston, Texas.  Under the terms of Mr. Hogan’s new employment agreement with Quintana, Mr. Hogan will continue to provide services to NRP for up to two years in order to ensure a seamless transition of his responsibilities and will receive a salary of $500,000 per year, a bonus for 2017 equal to $250,000 payable in the first quarter of 2018, and the same health benefits that he is currently receiving, all of the costs of which will be borne by NRP.  In the event Mr. Hogan’s employment with Quintana terminates for any reason he will receive his salary for the remaining term of his employment agreement, and the Board may determine to accelerate the vesting and settlement of any outstanding long-term incentive awards.

Craig W. Nunez, 55, served as Chief Financial Officer and Treasurer of GP Natural Resource Partners LLC from January 2015 until his appointment as President and Chief Operating Officer in August 2017. Prior to joining NRP, Mr. Nunez was an owner and Chief Executive Officer of Bocage Group, a private investment company specializing in energy, natural resources and master limited partnerships since March 2012. In addition, until joining NRP, he was a FINRA-registered Investment Advisor Representative with Searle & Co since July 2012 and served as an Executive Advisor to Capital One Asset Management since January 2014. Mr. Nunez was Senior Vice President and Treasurer of Halliburton Company from January 2007 until September 2011, and Vice President and Treasurer of Halliburton Company from February 2006 to January 2007. Prior to that, he was Treasurer of Colonial Pipeline Company from November 1995 to February 2006. Mr. Nunez has been involved in numerous charitable organizations and currently serves on the boards of Goodwill Industries of Houston and Medical Bridges, Inc.

Christopher J. Zolas, 43, served as Chief Accounting Officer of GP Natural Resource Partners from March 2015 until his appointment as Chief Financial Officer and Treasurer in August 2017. Prior to joining NRP, Mr. Zolas served as Director of Financial Reporting at Cheniere Energy, Inc., a publicly traded energy company, where he performed financial statement preparation and analysis, technical accounting and SEC reporting for five separate SEC registrants, including a master limited partnership. Mr. Zolas joined Cheniere Energy, Inc. in 2007 as Manager of SEC Reporting and Technical Accounting and was promoted to Director in 2009. Prior to joining Cheniere Energy, Inc., Mr. Zolas worked in public accounting with KPMG LLP from 2002 to 2007.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Natural Resource Partners L.P. press release dated as of August 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.
(Registrant)

	By:	NRP (GP) LP
its General Partner

	By:	GP Natural Resource Partners LLC
its General Partner

Date: August 8, 2017		/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel